Exhibit 99.1

Contacts:
Investors:	Robert Jones
(212) 351-7032
robert.jones@monsterworldwide.com

Media:	David Rosa
(212) 351-7067
david.rosa@monsterworldwide.com

Monster Worldwide Reports Second Quarter 2004 Results

2004 Second Quarter Financial Highlights

•                  Total Revenue Increases 26% to $209.4 Million

•                  Diluted EPS Up 75% Over the Second Quarter of 2003 to $0.14

•                  Monster Division’s Deferred Revenue Increases to a New High of  $178.9 Million

•                  Monster Division’s Operating Income Grows 33% to $24.7 Million on 41% Revenue Increase

New York, July 27, 2004 – Monster Worldwide, Inc. (NASDAQ: MNST), the parent company of the leading global online careers property, Monster®, the world’s largest Yellow Pages advertising agency and one of the world’s largest Recruitment Advertising agency networks, today reported financial results for the second quarter ended June 30, 2004.

Second Quarter Results

Total revenue for Monster Worldwide increased 26% in the second quarter of 2004 to $209.4 million from $166.7 million reported in the same quarter of 2003, due to continued strong performance at the Monster division, the contributions of strategic acquisitions and improved results at the Advertising & Communications Division.  The Monster division recorded $141.9 million of revenue, a 41% increase over the $100.6 million recorded in the comparable quarter last year.  The division produced 22.5% organic revenue growth over the prior year quarter, with acquisitions adding $17.3 million of revenue to the second quarter growth.  Compared to the first quarter of 2004, revenue at the

-more-

Monster division increased 16% overall and 5.7% organically.  The Monster division’s deferred revenue balance reached a new high of $178.9 million as of June 30, 2004, an overall increase of 11% over the $161.3 million recorded in the first quarter.  On an organic basis, the division’s deferred revenue increased 2.5% over the first quarter of 2004.  Consolidated net income for the second quarter of 2004 increased to $16.2 million, or $0.14 per diluted share, compared to net income of $9.6 million or $0.08 in the same period in 2003.

Andrew McKelvey, Chairman and Chief Executive Officer of Monster Worldwide, said, “We are pleased with our strong second quarter results and the continued momentum we are deriving from the solid execution of our strategies by our sales force and operating team.  The revenue and deferred revenue increases achieved by the Monster division in the quarter reflect the benefits of the sales force expansion and marketing activities we implemented earlier in the year, as well as contributions from our recent strategic acquisitions.  Given the traction of our business initiatives and the improving conditions of the broader employment marketplace, we are confident that we will continue to achieve revenue and earnings growth in the second half of 2004.”

Cash generated from operating activities was $17.4 million in the second quarter of 2004, a $33.6 million improvement over the $16.2 million of cash used for operating activities in the comparable 2003 quarter.  The Company’s cash position was $82.2 million at June 30, 2004, which reflects net cash used for acquisitions of $90.2 million in the second quarter of 2004.  Cash and cash equivalents at March 2004 and December 2003 were $155.9 million and $142.3 million, respectively.  Debt increased $36.6 million in the second quarter of 2004, reflecting future purchase price commitments related to the Tickle acquisition.  These commitments are payable over the next three years.  As a result of the above, net cash at June 30, 2004 decreased to $25.4 million from the $135.7 million reported at March 31, 2004.

Six Months Results

Monster Worldwide reported total revenue of $397.1 million for the six months ended June 30, 2004, compared to $335.2 million in the comparable prior year period.   Income from continuing operations was $29.0 million, or $0.24 per diluted share, compared to a loss of $18.1 million, or a loss of $0.16 per share from continuing operations in the prior year period.  Non-GAAP income from continuing operations was $20.4 million or $0.18 per share for the six months ended June 30, 2003.

Recent Developments/Operating Highlights

•                  Monster Expands Presence in Consumer Business

On May 24, Monster Worldwide announced the acquisition of Tickle Inc. (www.tickle.com), the market leader in online career assessment testing, serving more than 18 million active members.  The addition of Tickle’s popular interpersonal content and subscriber services in the areas of self-discovery, career assessment and social networking is expected to expand Monster’s subscriber base, enhance its career-related content and further fuel its viral marketing growth.

•                  U.S. Olympic Team Sponsorship

Monster, the official online career management sponsor of the 2004 U.S. Olympic Team, recently announced the formation of Team Monster. Comprised of athletes representing five Olympic sports and competing in the 2004 Olympic Games in Athens, Team Monster members serve as key spokespeople at featured events pre- and post-Olympic Games.  Monster has also continued developing the successful TeamUSAnet website, the first-ever career management website designed exclusively for U.S. Olympic athletes and Olympic hopefuls. TeamUSAnet, a joint effort between Monster and the United States Olympic Committee (USOC), features an assortment of career management tools, including a resume builder, job search access, an Olympic mentoring network, and other distinctive content that caters specifically to athletes. It has now received over 1,900 profile entries from Olympic athletes and hopefuls since its creation in 2002.

•                  Monster and Community Connect Sign Strategic Alliance

Monster signed a strategic Diversity and Inclusion recruiting alliance with Community Connect Inc. (CCI), the leading developer of dedicated online membership sites that serve underserved communities on the Web.  With more than 18 million registered members, CCI websites are leading destinations for Asian Americans, African Americans and Latinos on the Internet.

•                  Tapping Local Markets, Attracting Small Business Owners with eBay

Monster’s strategic marketing agreement with eBay and its title sponsorship of the eBay Live! 2004 Community Conference in June is giving Monster prominent exposure to eBay’s large base of users. Monster’s presence on the eBay homepage enables eBay users, many of whom are small business owners, to easily access Monster’s industry-leading career tools and services with a click of a button. In addition, as part of its sponsorship of eBay Live!, Monster offered educational seminars to small business owners about how Monster can help them recruit most effectively to grow their business.

Outlook

Based on favorable market conditions and the Company’s strong financial performance in the first six months of the year, Monster Worldwide expects to report continued strong revenue and earnings growth as the year progresses.

In the third quarter of 2004, revenue growth at Monster Worldwide and at the Monster division is expected to increase sequentially and year over year on both an actual and organic basis.  While investments in sales related initiatives will continue in the third quarter of 2004, revenue growth is expected to outpace the increased expenses.  The Company anticipates reporting progressively improving consolidated operating margins in the second half of the year. As a result, third quarter diluted earnings per share is expected to be $0.16, representing strong sequential growth and a 45% increase over last year’s third quarter diluted earnings per share of $0.11.

Conference Call Information

Second quarter 2004 results will be discussed on Monster Worldwide’s quarterly conference call taking place on July 28, 2004 at 10:00am EDT.  To join the conference call, please dial in on 1-888-323-9686 at 9:50 AM EDT and give the operator the password “Monster.”  For those outside the United States, please call in on 1-773-756-4621 and give the operator the same password.  The call will begin promptly at 10:00 AM EDT.  Individuals can also access Monster Worldwide’s quarterly conference call online through the investor information section of the Company’s website at www.monsterworldwide.com.  Interactive Metrics for Monster Worldwide and Monster are available at www.monsterworldwide.com or www.monster.com.

About Monster Worldwide

Founded in 1967, Monster Worldwide, Inc. is the parent company of Monster®, the leading global online careers property. The company also owns TMP Worldwide, the world’s largest Yellow Pages advertising agency and one of the world’s largest Recruitment Advertising agency networks. TMP Worldwide is also a provider of direct marketing services. Headquartered in New York with approximately 5,000 employees in 26 countries, Monster Worldwide (NASDAQ: MNST) is a member of the S&P 500 Index. More information about Monster Worldwide is available at www.monsterworldwide.com.

Celebrating its 10-year anniversary, Monster is the leading global online careers property. A division of Monster Worldwide, Monster works for everyone by connecting quality job seekers at all levels with leading employers across all industries. Founded in 1994 and headquartered in Maynard, Mass., Monster has 22 local language and content sites in 20 countries worldwide. Monster is the official online career management services sponsor of the 2004 U.S. Olympic Team. More information is available at www.monster.com or by calling 1-800-MONSTER. To learn more about Monster’s industry-leading employer products and services, please visit http://recruiter.monster.com.

Financial Information Tables

On March 31, 2003, Monster Worldwide completed the spin-off of its eResourcing and Executive Search business units as a publicly traded company known as Hudson Highland Group, Inc. (NASDAQ: HHGP), and in August 2003, the Company’s Monster division terminated its joint venture arrangement in Australia and New Zealand.  As a result, the financial information tables following this release present the results of Hudson Highland Group, Inc. and the disposition of the terminated joint venture as discontinued operations for all periods presented.  Monster Worldwide’s 2003 financial results from continuing operations reflect the remaining results of the Company’s Monster, Advertising & Communications, and Directional Marketing business segments.

Notes Regarding the Use of Non-GAAP Financial Measures

Monster Worldwide, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures reported by other companies.  The Company believes that its presentation of non-GAAP measures such as non-GAAP operating income, non-GAAP earnings per share, adjusted EBITDA, net cash and free cash flow provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.  In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budget planning purposes.

Non-GAAP operating income, income from continuing operations and related per share information exclude business reorganization, spin-off and other special charges and any tax benefits thereon.  Non-GAAP operating income is a measure used by the Company in reviewing business trends and the financial results of its reportable segments.  These measures are also the primary basis upon which the Company prepares its budgets and forecasts.

Adjusted EBITDA is one of the measures that determines the Company’s ability to borrow under its $100 million credit facility.  If the Company failed to meet the required level of adjusted EBITDA as defined in its credit agreement, the lender may terminate the agreement, requiring the Company to repay any outstanding amount.  EBITDA and adjusted EBITDA are non-GAAP measures and should not be considered in isolation, or as a substitute for, operating income, cash flows from operating activities or as a measure of the Company’s profitability or liquidity.  EBITDA and adjusted EBITDA reflected herein may not be comparable with similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities or operating activities of continuing operations, less capital expenditures.  Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment.  Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.  Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash is defined as cash and cash equivalents after subtracting total debt.  Net cash is considered a measure of the Company’s liquidity and reflects the amount of cash and cash equivalents that would remain with the Company after paying off its contractual debt obligations.  Net cash also provides information to investors regarding the effect that each period’s borrowings have on the Company’s balance of cash and cash equivalents.  Net cash presented herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Special Note:  Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions, competition, seasonality and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

MONSTER WORLDWIDE, INC.

OPERATING SEGMENT DATA

(in thousands)

(unaudited)

Three months ended June 30, 2004	Monster	Advertising & Communications	Directional Marketing	Total

Revenue	$141,904	$41,425	$26,055	$209,384

Operating income	$24,651	$477	$679	$25,807

Operating margin	17.4%	1.2%	2.6%	12.3%
% Interactive revenue	100.0%	28.1%	18.7%	75.7%

Three months ended June 30, 2003	Monster	Advertising & Communications	Directional Marketing	Total

Revenue	$100,625	$37,157	$28,892	$166,674

Operating income (loss)	$18,473	$(3,475)	$1,454	$16,452

Operating margin	18.4%	-9.4%	5.0%	9.9%
% Interactive revenue	100.0%	19.9%	18.6%	67.3%

Six Months ended June 30, 2004	Monster	Advertising & Communications	Directional Marketing	Total

Revenue	$264,065	$82,997	$50,054	$397,116

Operating income	$43,370	$825	$1,401	$45,596

Operating margin	16.4%	1.0%	2.8%	11.5%
% Interactive revenue	100.0%	27.0%	18.6%	74.5%

Six Months ended June 30, 2003	Monster	Advertising & Communications	Directional Marketing	Total

Revenue	$204,093	$73,730	$57,389	$335,212
Operating income (loss)	10,099	(22,584)	(2,288)	(14,773)
Add back:
Business reorganization, spin-off and other special charges	28,587	11,765	7,570	47,922
Non-GAAP operating income (loss)	$38,686	$(10,819)	$5,282	$33,149

Non-GAAP operating margin	19.0%	-14.7%	9.2%	9.9%
% Interactive revenue	100.0%	21.6%	18.2%	68.4%

MONSTER WORLDWIDE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands, except percentages and per share amounts)

(unaudited)

	Q1 2004	Q2 2004	6M 2004
PURCHASE ACQUISITION INFORMATION:
Acquisition revenue:
Acquisitions completed in 2004*	$996	$14,425	$15,421
Acquisitions completed in 2003**	2,336	2,869	5,205
Total	$3,332	$17,294	$20,626

	Q1 2004	Q2 2004	6M 2004
Acquisition operating income:
Acquisitions completed in 2004	$141	$1,442	$1,583
Acquisitions completed in 2003	452	374	826
Total	$593	$1,816	$2,409

	Q2 2004	Q2 2003	Inc./(Dec.)	% Change
SUPPLEMENTAL STATEMENT OF OPERATIONS INFORMATION:
Revenue:
Monster	$141,904	$100,625	$41,279	41.0%
Advertising & Communications	41,425	37,157	4,268	11.5%
Directional Marketing	26,055	28,892	(2,837)	-9.8%
Total	$209,384	$166,674	$42,710	25.6%

Operating income (loss):
Monster	$24,651	$18,473	$6,178	33.4%
Advertising & Communications	477	(3,475)	3,952	113.7%
Directional Marketing	679	1,454	(775)	-53.3%
Total	$25,807	$16,452	$9,355	56.9%

	6M 2004	6M 2003	Inc./(Dec.)	% Change
SUPPLEMENTAL STATEMENT OF OPERATIONS INFORMATION:
Revenue:
Monster	$264,065	$204,093	$59,972	29.4%
Advertising & Communications	82,997	73,730	9,267	12.6%
Directional Marketing	50,054	57,389	(7,335)	-12.8%
Total	$397,116	$335,212	$61,904	18.5%

Operating income (loss):
Monster	$43,370	$10,099	$33,271	329.4%
Advertising & Communications	825	(22,584)	23,409	103.7%
Directional Marketing	1,401	(2,288)	3,689	161.2%
Total	$45,596	$(14,773)	$60,369	408.6%

2004 GAAP operating income vs.
2003 Non-GAAP operating income (loss):
Monster	$43,370	$38,686	$4,684	12.1%
Advertising & Communications	825	(10,819)	11,644	107.6%
Directional Marketing	1,401	5,282	(3,881)	-73.5%
Total	$45,596	$33,149	$12,447	37.5%

* - represents the following acquisitions:

• Military Advantage, Inc., completed on March 1, 2004

• Jobpilot GmbH, completed on April 22, 2004

• Tickle Inc., completed on May 21, 2004

• 47.9704% interest in, and management control of, WebNeuron Services Limited (JobsAhead), on June 18, 2004

** - represents the acqusition of QuickHire, completed on July 31, 2003

	6/30/2004	3/31/2004	Inc./(Dec.)	% Change
SUMMARY BALANCE SHEET INFORMATION:

Net cash:
Cash and cash equivalents	$82,204	$155,888	$(73,684)	-47.3%
Debt	56,803	20,157	36,646	181.8%
Net cash	$25,401	$135,731	$(110,330)	-81.3%

Deferred revenue:
Monster	$178,887	$161,315	$17,572	10.9%
Other	16,003	19,256	(3,253)	-16.9%
Total deferred revenue	$194,890	$180,571	$14,319	7.9%

	6/30/2004	12/31/2003	Inc./(Dec.)	% Change
Net cash:
Cash and cash equivalents	$82,204	$142,255	$(60,051)	-42.2%
Debt	56,803	4,710	52,093	1106.0%
Net cash	$25,401	$137,545	$(112,144)	-81.5%

Deferred revenue:
Monster	$178,887	$153,154	$25,733	16.8%
Other	16,003	23,970	(7,967)	-33.2%
Total deferred revenue	$194,890	$177,124	$17,766	10.0%

	Q2 2004	Q1 2004	Q4 2003
SUMMARY CASH FLOW INFORMATION

Free Cash Flow:

Cash flow from operating activities	$17,360	$(11,023)	$33,379
Less: Capital expenditures	(8,632)	(7,843)	(7,285)
Free cash flow and free cash flow from continuing operations	$8,728	$(18,866)	$26,094

Cash at March 31, 2004	$155,888

Cash payments for integration and business reorganization costs, including payments to HH Group, Inc.	(7,700)
Cash provided by all other operating activities of continuing operations	25,060
Cash provided by operating activities	17,360

Cash paid for capital expenditures	(8,632)
Cash paid in connection with purchase transactions and intangible assets, net	(90,240)
Cash used in investing activities	(98,872)

Net payments on debt	(186)
Cash received from exercise of employee stock options	8,051
Cash provided by financing activities	7,865

Effects of exchange rates	(37)

Cash at June 30, 2004	$82,204

MONSTER WORLDWIDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended June 30,

(in thousands, except per share amounts)

(unaudited)

	2004	2003
Revenue:
Monster	$141,904	$100,625
Advertising & Communications	41,425	37,157
Directional Marketing	26,055	28,892
Total revenue	209,384	166,674

Operating expenses:
Salaries and related	98,863	79,080
Office and general	43,807	37,656
Marketing and promotion	39,522	32,887
Amortization of intangibles	1,385	599
Total operating expenses	183,577	150,222

Operating income	25,807	16,452

Interest and other, net	(574)	(12)

Income from continuing operations before income taxes	25,233	16,440

Income taxes	8,838	6,050

Income from continuing operations	16,395	10,390

Loss from discontinued operations, net of tax	(155)	(743)

Net income	$16,240	$9,647

Basic earnings per share:

Income per share from continuing operations	$0.14	$0.09
Loss per share from discontinued operations, net of tax	—	—
Basic earnings per share	$0.14	$0.09

Diluted earnings per share:

Income per share from continuing operations	$0.14	$0.09
Loss per share from discontinued operations, net of tax	—	(0.01)
Diluted earnings per share	$0.14	$0.08

Weighted average shares outstanding:

Basic	117,431	111,860

Diluted	120,192	113,636

EBITDA:

Net income	$16,240	$9,647
Interest expense, net	377	294
Income taxes	8,838	6,050
Depreciation and amortization	9,281	5,634

EBITDA	$34,736	$21,625

MONSTER WORLDWIDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30,

(in thousands, except per share amounts)

(unaudited)

	2004	2003
Revenue:
Monster	$264,065	$204,093
Advertising & Communications	82,997	73,730
Directional Marketing	50,054	57,389
Total revenue	397,116	335,212

Operating expenses:
Salaries and related	185,875	154,145
Office and general	84,990	80,231
Marketing and promotion	78,507	66,475
Business reorganization, spin-off and other special charges	—	47,922
Amortization of intangibles	2,148	1,212
Total operating expenses	351,520	349,985

Operating income (loss)	45,596	(14,773)

Interest and other, net	(938)	(867)

Income (loss) from continuing operations before income taxes	44,658	(15,640)

Income taxes	15,644	2,492

Income (loss) from continuing operations	29,014	(18,132)

Loss from discontinued operations, net of tax	(369)	(88,087)

Net income (loss)	$28,645	$(106,219)

Basic earnings (loss) per share:

Income (loss) per share from continuing operations	$0.25	$(0.16)
Loss per share from discontinued operations, net of tax	—	(0.79)
Basic earnings (loss) per share	$0.25	$(0.95)

Diluted earnings (loss) per share:

Income (loss) per share from continuing operations	$0.24	$(0.16)
Loss per share from discontinued operations, net of tax	—	(0.79)
Diluted earnings (loss) per share	$0.24	$(0.95)

Weighted average shares outstanding:

Basic	116,479	111,661

Diluted	119,004	111,661

	2004		2003

Reconciliation of income (loss) from continuing operations to non-GAAP income from continuing operations:

Income (loss) from continuing operations before accounting change	$29,014		$(18,132)
Business reorganization, spin off and other special charges	—		47,922
Tax benefit on merger, integration, business reorganization, spin-off and other special charges	—		(9,346)

Non-GAAP income from continuing operations*	N/A	*	$20,444

Non-GAAP diluted income from continuing operations per share

Income (loss) from continuing operations per share before accounting change	$0.24		$(0.16)
Business reorganization, spin off and other special charges per share	—		0.42
Tax benefit per share on business reorganization, spin-off and other special charges	—		(0.08)

Non-GAAP income from continuing operations per share	N/A	*	$0.18

Weighted average diluted shares outstanding used in calculating Non-GAAP income from continuing operations per share	119,004		112,861

Adjusted EBITDA:

Net income (loss)	$28,645		$(106,219)
Interest expense, net	359		369
Income taxes	15,644		2,492
Depreciation and amortization	17,395		13,026

EBITDA	62,043		(90,332)

Add back:
Loss from discontinued operations, net of tax	369		88,087
Business reorganization, spin-off and other special charges	—		47,922

Adjusted EBITDA	$62,412		$45,677

MONSTER WORLDWIDE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2004	March 31, 2004	December 31, 2003
Assets:

Cash and cash equivalents	$82,204	$155,888	$142,255
Accounts receivable, net	386,001	355,993	349,401
Property and equipment, net	99,603	86,753	86,022
Intangibles, net	670,895	480,812	448,022
Other assets	88,918	93,973	96,579
Total Assets	$1,327,621	$1,173,419	$1,122,279

Liabilities and Stockholders’ Equity:

Accounts payable and accrued expenses	$400,299	$385,956	$419,489
Accrued integration and restructuring	12,065	6,211	6,688
Accrued business reorganization and spin-off costs	25,035	29,962	33,958
Deferred revenue	194,890	180,571	177,124
Other liabilities	17,078	14,268	12,118
Debt	56,803	20,157	4,710
Total Liabilities	706,170	637,125	654,087

Stockholders’ Equity	621,451	536,294	468,192

Total Liabilities and Stockholders’ Equity	$1,327,621	$1,173,419	$1,122,279